EXHIBIT 99.1

FirstBank Financial Services, Inc. Announces a 6-for-5 Stock Split

MCDONOUGH, Ga., Nov. 17, 2006—FirstBank Financial Services, Inc. (OTC Pink Sheets: FBFS) today announced that its Board of Directors has approved a six-for-five split of the company’s common stock, payable in the form of a 20% stock dividend.  Each shareholder of record at the close of business on December 1, 2006 will receive the additional shares of stock on December 29, 2006 with the fractional shares paid in cash.

About FirstBank Financial Services and First Bank of Henry County

With headquarters in McDonough, Georgia, First Bank Financial Services, Inc. is the holding company for First Bank of Henry County, which operates three banking locations in Henry County, Georgia.

Safe Harbor

This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment.  These statements are provided to assist in the understanding of a future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.  Any such statements are based on current expectations and involve a number of risks and uncertainties.  For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” in FirstBank Financial Services, Inc.’s annual report filed on Form 10-KSB with the Securities and Exchange Commission.